UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 12, 2010
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
001-13735
(Commission File Number)

Delaware	36-3252484
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
501 West North Avenue
Melrose Park, Illinois 60160
(Address of Principal Executive Offices)
(708) 865-1053
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 12, 2010, Midwest Banc Holdings, Inc. (the “Company”) announced the final exchange ratio for and an extension of the expiration date of its offer to exchange newly issued shares of its Common Stock for outstanding Depositary Shares, $25.00 liquidation amount per share, each representing a 1/100th fractional interest in a share of the Company’s Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock. The Company also provided information concerning its subsidiary bank's undercapitalized status and associated liquidity and related risks.
     Attached as Exhibit 99.1 is a copy of the Company’s press release related to the foregoing, which is incorporated herein by reference. Attached as Exhibit 99.2 is text from the website being maintained at http://www.morrowco.com/midwest.htm disclosing the final exchange ratio information concerning the exchange offer.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description of Exhibit

99.1	Press release dated January 12, 2010.

99.2	Text of website disclosing certain information concerning the final exchange ratio.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: January 12, 2010	By:	/s/ JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Press release dated January 12, 2010.

99.2	Text of website disclosing certain information concerning the final exchange ratio.

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